UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 10, 2016

BALDWIN & LYONS, INC.
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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, Carmel, IN	46032
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                       (317) 636-9800
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Not applicable
                                                                                                                                                                       __________________________________________________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting on May 10, 2016, the Board of Directors (the "Board") of Baldwin & Lyons, Inc. (the "Company") adopted and approved an amendment of its Code of Bylaws.   Pursuant to the amendment and restatement, among other things:
1)
Certain sections of Article II, including Section 2.1 (Consideration for Shares), Section 2.2 (Certificates for Shares), and Section 2.4 (Transfer of Shares) were updated to specify procedures for certificated and uncertificated shares and eliminate a provision allowing for the authorization of shares for promissory notes or other promises.

2)
Certain sections of Article III, including Section 3.5 (Business of Shareholder Meetings) and Section 3.6 (Notice of Shareholder Nominations), were added or revised to provide for "advance notice" procedures shareholders must follow in order to make proposals for business to be brought before an annual meeting. As specified in the By-laws, the provisions require advance notice of shareholder nominations for election to the Board and shareholder requests for business to be brought before a meeting of shareholders. Such advance notice must include certain information about the director nominee or business proposed to be brought before the meeting. This information must be submitted in writing to the Secretary of the Company no less than 90 calendar days (nor more than 120 days) before the first anniversary of the preceding year's annual meeting.

3)
Certain subsections of Article III, Section 3.9 (Voting at Meetings) were revised to more precisely reflect that if a quorum exists as to a matter to be considered at a meeting of shareholders (other than the election of Directors) a majority of the votes properly case is required for a matter to pass.   Directors shall be elected by a plurality of the votes properly cast. In addition, the provisions specify the timeline governing which shareholders shall have a right to notice of or to vote at any shareholders' meetings.

4)
Certain subsections of Article IV,  including Section 4.3 (Management and Committees), Section 4.6 (Action Without a Meeting), Section 4.8 (Vacancies), and Section 4.11 (Indemnification) were revised or updated to clarify that one-third of the members of a committee shall be necessary to constitute a quorum for transaction of business by the committee, to clarify procedures in the event of a vacancy or resignation on the Board of Directors, and to update the process by which action may be taken without a meeting to include electronic means of communication and signature to consent to action without a meeting.  Further, the provisions related to indemnification were revised to provide Eligible Persons with indemnification, to the extent not inconsistent with applicable law, when acting in good faith in furtherance of the corporation's interests, including the addition of definitions key terms utilized within the indemnification subsection.

5)
Certain sections of Article V,  including Section 5.1 (Election, Qualification and Term of Office), Section 5.3 (Resignation and Removal), Section 5.4 (Compensation) and Section 5.5 (Executive Chairman) were revised to reflect the Executive Chairman role, including the respective duties and responsibilities of the Executive Chairman with regard to other officers, the means by which the Executive Chairman may be removed, and the Compensation Committee's responsibility for approval of all executive officer compensation.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
3.2   Code of Bylaws of Baldwin & Lyons, Inc., as amended through May 10, 2016.
3.2.1   Code of Bylaws of Baldwin & Lyons, Inc., showing all changes adopted on May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 13, 2016 by:  /s/ Joseph J. DeVito
                                  Joseph J. DeVito
                                  Chief Executive Officer and President